MFS/Sun Life Series Trust
                             Form N-SAR
                             Item 77Q-1

The Amended and Restated Declaration of Trust dated August 12, 2003 is contained in Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 2-83616 and 811-3732), to be filed with the Securities and Exchange Commission via EDGAR on February 27, 2004. Such document is incorporated herein by reference.

An Amendment, dated September 9, 2003, to the Amended and Restated Declaration of Trust, is contained in Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 2-83616 and 811-3732), to be filed with the Securities and Exchange Commission via EDGAR on February 27, 2004. Such document is incorporated herein by reference.

The Amended and Restated By-Laws dated October 25, 2002 as revised January 21, 2004, is contained in Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 2-83616 and 811-3732), to be filed with the Securities and Exchange Commission via EDGAR on February 27, 2004. Such document is incorporated herein by reference.

Amendments to the Investment Advisory Agreement between the Trust, on behalf of each of the International Value Series, Emerging Markets Series, Global Growth Series, International Growth Series, Research International Series, and Massachusetts Financial Services Company, dated January 1, 2004, are contained in Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 2-83616 and 811-3732), to be filed with the Securities and Exchange Commission via EDGAR on February 27, 2004. Such documents are incorporated herein by reference.